UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 29, 2016

(Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	001-33894 (Commission File Number)	98-0459178 (IRS Employer Identification No.)

Point at Inverness, Suite 280 8310 South Valley Highway Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (720) 979-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On June 22, 2015, Midway Gold Corp., a British Columbia corporation (the “Registrant”), and certain of its subsidiaries and affiliates, including, MDW Pan LLP, Midway Gold US Inc., MDW Pan Holding Corp., MDW-GR Holding Corp., MDW Mine ULC, GEH (BC) Holding Inc., GEH (US) Holding Inc., Midway Services Company, MDW Gold Rock LLP, RR Exploration LLC, Nevada Talon LLC, Midway Gold Realty LLC and Golden Eagle Holding Inc. (collectively, the “Subsidiaries” and together with the Registrant, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Colorado (the “Bankruptcy Court”, and the filings therein, the “Chapter 11 Filings”).  The Debtors are seeking Bankruptcy Court authorization to administer the chapter 11 cases (the “Chapter 11 Cases”) under the caption “In re Midway Gold US Inc., et al.” Case No. 15-16835MER. The Registrant, MDW Mine ULC and GEH (BC) Holding Inc., each incorporated in British Columbia, are Debtors in the Chapter 11 Cases.  In addition, Midway Gold US Inc., in its capacity as the proposed Foreign Representative, will seek ancillary relief in Canada on behalf of all Debtors, pursuant to the Companies’ Creditors Arrangement Act (Canada) R.S.C. 1985, c. C-36, as amended (the “CCAA”) in the Supreme Court of British Columbia (the “Canadian Court”) in Vancouver, British Columbia, Canada.  The purpose of the ancillary proceeding is to request that the Canadian Court recognize the Chapter 11 Cases as “foreign main proceedings” under the applicable provisions of the CCAA in order to, among other things, protect the Debtors’ assets and operations in Canada.

In accordance with the provisions of the Bankruptcy Code, Midway is required to file Trustee’s Reports with the United States Trustee (“Trustee’s Report(s)”).  The Docket related to the Bankruptcy Case, including the Trustee’s Reports and all notices and documentation related to the Bankruptcy Case are available to the public at http://dm.epiq11.com/MGC/Docket.

On April 29, 2016, the Registrant filed the Trustee’s Report for the period ended March 31, 2016.   A copy of the Trustee’s Report is filed as Exhibit 99.1 to this Current Report on Form 8-K.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the Trustee’s Report attached hereto is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Cautionary Statement Regarding Trustee’s Report

You are cautioned not to place undue reliance upon the information contained in the Trustee’s Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Registrant.   The Trustee’s Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements applicable in the Chapter 11 Cases and is in a format acceptable to the U.S. Trustee.  The forecasts contained in the Trustee’s Report reflect estimates and assumptions made by management of the Registrant, and actual results may differ from those reflected in the Trustee’s Report and such differences may be significant.  The Registrant is not required to publicly update the Trustee’s Report to reflect more current facts or estimates or the occurrence of future events, including if the facts, estimates and assumptions upon which the Trustee’s Report is based are erroneous. The Trustee’s Report was not audited or reviewed by independent accountants, was not prepared in accordance with generally accepted accounting principles in the United States, is in a format prescribed by applicable bankruptcy laws, and is subject to future adjustment (which may be material) and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Registrant’s securities, the Trustee’s Report is complete.  Results set forth in the Trustee’s Report should not be viewed as indicative of future results.  The Trustee’s Report also contains information that differs from the information required under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Due to the lack of financial resources and undue hardship, the Registrant is unable to timely file its reports under the Exchange Act.

Item 9.01. Exhibits.

Exhibit	Description
99.1*	Trustee’s Report

*The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: April 29, 2016	By:	/s/ William M. Zisch
William M. Zisch President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1*	Trustee’s Report

*The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.